Exhibit 99.1

Compass Diversified Reports Fourth Quarter and Full Year 2024 Financial Results
Strong Results Driven by CODI’s Unique Business Model
Westport, Conn., February 27, 2025 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market branded consumer and industrial businesses, announced today its consolidated operating results for the three months and full year ended December 31, 2024.
“In 2024, we once again delivered strong financial results, achieving double digit sales growth and greater than 30% growth in our adjusted EBITDA for the full year,” said Elias Sabo, CEO of Compass Diversified. “In the fourth quarter, we saw both sales and earnings growth accelerate, driven by continued strong performance from our Consumer Businesses as well as improving performance in our Industrial Businesses. Our differentiated business model, strong operating companies, and permanent capital base position us to create long-term value for all stakeholders.”
“I want to take this opportunity to thank the CODI team as well as our subsidiary management teams and employees for their hard work fostering innovation, driving exceptional results, and exceeding expectations.”
Fourth Quarter 2024 – Financial Highlights (vs Q4 2023)
•Net sales were $620.3 million, up 13.8%
◦Branded consumer net sales increased 15.2% to $403.0 million
◦Industrial net sales increased 11.4% to $217.2 million
•Subsidiary adjusted EBITDA, a non-GAAP financial measure, was $140.9 million up 25%
◦Branded Consumer adjusted EBITDA increased 29.0%
◦Industrial adjusted EBITDA increased 5.2%
•Adjusted EBITDA, a non-GAAP financial measure, was $118.2 million, up 29.0%
Recent Business Highlights
•Sold Ergobaby for an enterprise value of $104 million on December 27, 2024
•In Q4 2024 - Raised ~$90 million via issuance of Preferred Shares
◦More than $115 million for full Year 2024
◦Flexible; low cost source of capital
•In Q4 2024 - Re-purchased more than 400,000 Common Shares
◦Average price of $23.19
•In January 2025 - Raised $300 million in Incremental Term Loan A
◦Initial funding of $200 million; additional $100 million available with six month delayed draw
◦Matures in July 2027, consistent with existing Term Loan A

Fourth Quarter and Full Year 2024 Financial Results
Net sales in the fourth quarter of 2024 were $620.3 million, up 13.8% compared to $544.9 million in the fourth quarter of 2023. For the full year 2024, net sales were $2.2 billion, up 11.9% compared to $2.0 billion a year ago. Growth was driven by the Company’s acquisition of The Honey Pot Co. in January 2024 and continued strong sales growth at Lugano and BOA. On a pro forma basis, assuming CODI had acquired The Honey Pot Co. on January 1, 2023, net sales were up 7% in the full year 2024.
Branded consumer net sales increased 8% in the fourth quarter of 2024 to $403.0 million compared to the fourth quarter of 2023. On a pro forma basis, branded consumer net sales increased 10% to $1.5 billion in the full year 2024 compared to a year ago.
Industrial net sales increased 11% in the fourth quarter of 2024 to $217.2 million compared to the fourth quarter of 2023 and remained relatively flat at $729.4 million in the full year 2024 compared to a year ago.
Operating income for the fourth quarter of 2024 was $60.6 million compared to operating loss of $4.6 million in the fourth quarter of 2023. The increase was primarily due to a $56.8 million non-cash impairment expense associated with PrimaLoft in the fourth quarter of 2023. For the full year 2024, operating income increased 170% to $230.1 million compared to $85.2 million a year ago. The increase was due to an increase in net sales year-over-year, as well as non-cash impairment charges taken in 2023 of $89.4 million.
Net income in the fourth quarter of 2024 was $23.8 million compared to net income of $139.4 million in the fourth quarter of 2023. For the full year 2024, net income was $47.4 million compared to $262.4 million a year ago. The decreases in net income were due primarily to the $179.5 million gain on the sale of Marucci Sports in November 2023 and the $98.0 million gain on the sale of Advanced Circuits in February 2023.
Income from continuing operations in the fourth quarter of 2024 was $22.2 million compared to loss from continuing operations of $37.1 million in the fourth quarter of 2023. For the full year 2024, income from continuing operations was $42.3 million compared to loss from continuing operations of $44.8 million a year ago. The increases in net income from continuing operations were primarily due to the non-cash impairment expenses associated with PrimaLoft and Velocity Outdoor in 2023
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the fourth quarter of 2024 was $46.6 million compared to $34.7 million a year ago. For the full year 2024, Adjusted Earnings was $161.6 million compared to $101.2 million a year ago. CODI's weighted average number of shares outstanding in the fourth quarter of 2024 was 75.51 million compared to 72.43 million in the prior year fourth quarter. For the full year 2024, CODI’s weighted average number of shares outstanding was 75.45 million compared to 72.11 million in 2023.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the fourth quarter of 2024 was $118.2 million, up 29% compared to $91.6 million in the fourth quarter of 2023. For the full year 2024, Adjusted EBITDA was $424.8 million, up 30% compared to $326.5 million a year ago. The increases were primarily due to strong results at Lugano. Management fees incurred during the fourth quarter and full year were $19.5 million and $74.8 million, respectively.
Liquidity and Capital Resources
As of December 31, 2024, CODI had approximately $59.7 million in cash and cash equivalents, $113.5 million outstanding on its revolver, $375.0 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of December 31, 2024, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $486.6 million under its revolving credit facility.

Fourth Quarter 2024 Distributions
On January 3, 2025, CODI’s Board declared a fourth quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on January 23, 2025, to all holders of record of common shares as of January 16, 2025.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, October 30, 2024, up to, but excluding, January 30, 2025. The distribution for such period was payable on January 30, 2025, to all holders of record of Series A Preferred Shares as of January 15, 2025.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, October 30, 2024, up to, but excluding, January 30, 2025. The distribution for such period was payable on January 30, 2025, to all holders of record of Series B Preferred Shares as of January 15, 2025.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, October 30, 2024, up to, but excluding, January 30, 2025. The distribution for such period was payable on January 30, 2025, to all holders of record of Series C Preferred Shares as of January 15, 2025.
CODI expects all cash distributions paid in the 2024 taxable year to be qualified dividends (assuming requisite holding periods are met) since CODI’s earnings and profits in the 2024 taxable year are expected to exceed cash distributions.
2025 Outlook
For the Full Year 2025, CODI expects its current subsidiaries to produce consolidated Subsidiary Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) of between $570 million and $610 million. Of this range, CODI expects its Branded Consumer vertical to produce $440 million to $465 million and its Industrial vertical to produce $130 million to $145 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2025, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead.
CODI further expects Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) including management fees and corporate expenses, to be between $480 million and $520 million for the full year 2025.
In addition, the Company expects to earn between $170 million and $190 million in Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2025.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2025 consolidated Subsidiary Adjusted EBITDA, 2025 Adjusted EBITDA or 2025 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
Management will host a conference call on Wednesday, February 27, 2025, at 5:00 p.m. E.T. / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, the Company’s Chief Financial Officer, Stephen Keller, and Pat Maciariello the Chief Operating Officer of Compass Group Management. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of The Honey Pot Co., assuming that the Company acquired The Honey Pot Co. on January 1, 2023. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2025 consolidated Subsidiary Adjusted EBITDA, 2025 Adjusted EBITDA or 2025 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the branded consumer, industrial, healthcare, and critical outsourced services sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2025 consolidated Subsidiary Adjusted EBITDA, our 2025 Adjusted EBITDA, our 2025 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/exprt regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$59,727	$446,684
Accounts receivable, net	444,386	308,183
Inventories, net	962,408	723,194
Prepaid expenses and other current assets	101,129	88,844
Current assets of discontinued operations	—	36,915
Total current assets	1,567,650	1,603,820
Property, plant and equipment, net	244,746	191,283
Goodwill	982,253	859,907
Intangible assets, net	1,049,186	879,078
Other non-current assets	208,587	195,010
Non-current assets of discontinued operations	—	87,883
Total assets	$4,052,422	$3,816,981

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$104,304	$91,089
Accrued expenses	197,829	151,443
Due to related parties	18,036	16,025
Current portion, long-term debt	15,000	10,000
Other current liabilities	49,617	34,812
Current liabilities of discontinued operations	—	8,986
Total current liabilities	384,786	312,355
Deferred income taxes	119,948	118,882
Long-term debt	1,759,290	1,661,879
Other non-current liabilities	225,334	203,207
Non-current liabilities of discontinued operations	—	1,277
Total liabilities	2,489,358	2,297,600
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,296,793	1,326,750
Noncontrolling interest	266,271	175,875
Noncontrolling interest of discontinued operations	—	16,756
Total stockholders' equity	1,563,064	1,519,381
Total liabilities and stockholders’ equity	$4,052,422	$3,816,981

Compass Diversified Holdings
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net revenues	$620,255	$544,915	$2,198,233	$1,965,017
Cost of revenues	349,238	312,972	1,197,873	1,132,014
Gross profit	271,017	231,943	1,000,360	833,003
Operating expenses:
Selling, general and administrative expense	166,256	140,831	587,520	502,013
Management fees	19,453	16,784	74,767	67,945
Amortization expense	24,735	22,088	99,760	88,396
Impairment expense	—	56,832	8,182	89,400
Operating income (loss)	60,573	(4,592)	230,131	85,249
Other income (expense):
Interest expense, net	(29,189)	(24,827)	(106,683)	(105,179)
Amortization of debt issuance costs	(1,004)	(1,004)	(4,018)	(4,038)
Gain (loss) on sale of Crosman	—		(24,218)	—
Other income (expense), net	412	(350)	(3,902)	1,779
Net income (loss) before income taxes	30,792	(30,773)	91,310	(22,189)
Provision for income taxes	8,567	6,290	49,012	22,639
Income (loss) from continuing operations	22,225	(37,063)	42,298	(44,828)
Income (loss) from discontinued operations, net of income tax	(7,006)	(3,026)	(6,905)	24,208
Gain on sale of discontinued operations	8,612	179,530	11,957	283,025
Net income	23,831	139,441	47,350	262,405
Less: Net income (loss) attributable to noncontrolling interest	13,631	2,828	37,426	16,423
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	(1,721)	(824)	(2,884)	(304)
Net income attributable to Holdings	$11,921	$137,437	$12,808	$246,286

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.10)	$(0.75)	$(1.25)	$(1.81)
Discontinued operations	0.04	2.45	0.11	4.27
	$(0.06)	$1.70	$(1.14)	$2.46

Basic weighted average number of common shares outstanding	75,505	72,429	75,454	72,105

Cash distributions declared per Trust common share	$0.25	$0.25	$1.00	$1.00

Compass Diversified Holdings
Net Income to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2024
(Unaudited)

	Three months ended					Year ended
(in thousands)	March 31, 2024		June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net income (loss)	$5,781		$(13,723)	$31,461	$23,831	$47,350
Income (loss) from discontinued operations, net of tax	317		872	(1,088)	(7,006)	(6,905)
Gain (loss) on sale of discontinued operations, net of tax	3,345		—	—	8,612	11,957
Net income (loss) from continuing operations	$2,119		$(14,595)	$32,549	$22,225	$42,298
Less: income from continuing operations attributable to noncontrolling interest	7,765		6,041	9,989	13,631	37,426
Net income (loss) attributable to Holdings - continuing operations	$(5,646)		$(20,636)	$22,560	$8,594	$4,872
Adjustments:
Distributions paid - preferred shares	(6,045)		(6,101)	(6,345)	(6,967)	(25,458)
Amortization expense - intangible assets and inventory step-up	27,116		26,642	24,956	26,341	105,055
Impairment expense	8,182		—	—	—	8,182
Loss (gain) on sale of Crosman	—		24,606	(388)	—	24,218
Tax effect - loss on sale of Crosman	—		7,254	—	—	7,254
Non-controlling shareholder compensation	4,071		3,680	4,537	4,057	16,345
Acquisition expense	3,479		—	—	1,872	5,351
Integration services fee	—		875	875	875	2,625
Other	274		130	964	11,820	13,188
Adjusted earnings	$31,431	$31,431	$36,450	$47,159	$46,592	$161,632
Plus (less):
Depreciation expense	10,730		10,339	10,180	12,642	43,891
Income tax provision	9,996		19,830	10,619	8,567	49,012
Interest expense	23,575		26,561	27,358	29,189	106,683
Amortization of debt issuance costs	1,005		1,004	1,005	1,004	4,018
Income from continuing operations attributable to noncontrolling interest	7,765		6,041	9,989	13,631	37,426
Tax effect - loss on sale of Crosman	—		(7,254)	—	—	(7,254)
Preferred distributions	6,045		6,101	6,345	6,967	25,458
Other	2,879		1,375	60	(412)	3,902
Adjusted EBITDA	$93,426		$100,447	$112,715	$118,180	$424,768

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2023
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income (loss)	$109,601	$17,123	$(3,760)	$139,441	$262,405
Income (loss) from discontinued options, net of tax	10,939	5,437	10,858	(3,026)	24,208
Gain on sale of discontinued operations, net of tax	97,989	4,232	1,274	179,530	283,025
Net income (loss) from continuing operations	$673	$7,454	$(15,892)	$(37,063)	$(44,828)
Less: income (loss) from continuing operations attributable to noncontrolling interest	4,398	3,428	5,769	2,828	16,423
Net income (loss) attributable to Holdings - continuing operations	$(3,725)	$4,026	$(21,661)	$(39,891)	$(61,251)
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Amortization expense - intangible assets and inventory step-up	23,283	22,111	22,090	22,088	89,572
Impairment expense	—	—	32,568	56,832	89,400
Tax effect - impairment expense	—	—	(4,308)	978	(3,330)
Non-controlling interest - impairment expense	—	—	—	(5,382)	(5,382)
Non-controlling shareholder compensation	1,329	2,895	2,438	2,789	9,451
Integration services fee	1,187	1,188		—	2,375
Other	432	348	349	3,377	4,506
Adjusted earnings	$16,461	$24,522	$25,431	$34,746	$101,160
Plus (less):
Depreciation expense	11,006	11,958	11,853	11,142	45,959
Income tax provision	7,471	4,421	4,457	6,290	22,639
Interest expense	26,180	26,613	27,559	24,828	105,180
Amortization of debt issuance costs	1,005	1,024	1,005	1,004	4,038
Income from continuing operations attributable to noncontrolling interest	4,398	3,428	5,769	2,828	16,423
Tax effect - impairment expense	—	—	4,308	(978)	3,330
Non-controlling interest - impairment expense	—	—	—	5,382	5,382
Distributions paid - preferred shares	6,045	6,046	6,045	6,045	24,181
Other	(1,160)	75	(1,044)	349	(1,780)
Adjusted EBITDA	$71,406	$78,087	$85,383	$91,636	$326,512

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended December 31, 2024
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(8,045)	$2,040	$4,543	$35,133	$(5,314)	$(1,997)	$(1,483)	$(441)	$(9,138)	$6,927	$22,225
Adjusted for:
Provision (benefit) for income taxes	(2,095)	(266)	1,042	11,294	(2,010)	(305)	(264)	(912)	(196)	2,280	8,568
Interest expense, net	29,134	(11)	(5)	—	(55)	(24)	(1)	—	151	—	29,189
Intercompany interest	(41,740)	3,252	4,409	15,596	4,390	2,725	1,635	5,159	1,808	2,766	—
Depreciation and amortization	51	5,536	5,343	2,763	5,331	4,163	1,363	9,303	2,511	3,623	39,987
EBITDA	(22,695)	10,551	15,332	64,786	2,342	4,562	1,250	13,109	(4,864)	15,596	99,969
Other (income) expense	—	(46)	489	280	176	8	(1,177)	24	—	(167)	(413)
Non-controlling shareholder compensation	—	499	1,331	775	559	517	(153)	247	5	277	4,057
Acquisition expenses	—	—	—	—	—	—	—	1,872	—	—	1,872
Integration services fee	—	—	—	—	—	875	—	—	—	—	875
Other	—	—	—	—	—	—	1,500	696	9,546	78	11,820
Adjusted EBITDA	$(22,695)	$11,004	$17,152	$65,841	$3,077	$5,962	$1,420	$15,948	$4,687	$15,784	$118,180

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended December 31, 2023
(Unaudited)

(in thousands)	Corporate		5.11		BOA	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(12,982)		$9,840		$1,345	$20,847	$(64,383)	$(3,183)	$4,260	$3,523	$3,670	$(37,063)
Adjusted for:
Provision (benefit) for income taxes	301		1,004		639	4,293	(2,549)	289	1,797	921	(406)	6,289
Interest expense, net	24,732		(4)		(9)	—	(2)	120	—	(11)	—	24,826
Intercompany interest	(33,291)		4,546		2,548	10,177	4,780	3,440	2,303	1,728	3,769	—
Depreciation and amortization	366		6,143		5,496	2,258	5,394	3,259	4,183	2,193	4,943	34,235
EBITDA	(20,874)		21,529		10,019	37,575	(56,760)	3,925	12,543	8,354	11,976	28,287
Other (income) expense	(1)	—	(412)	—	(19)	(75)	(66)	(31)	1,239	(4)	(280)	351
Non-controlling shareholder compensation	—		203		950	162	761	228	186	1	298	2,789
Impairment expense	—		—		—	—	57,810	(978)	—	—	—	56,832
Other	—		—		3,072	—	—	—	—	—	305	3,377
Adjusted EBITDA	$(20,875)		$21,320		$14,022	$37,662	$1,745	$3,144	$13,968	$8,351	$12,299	$91,636

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Year ended December 31, 2024
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(35,634)	$20,634	$20,791	$94,390	$(10,575)	$(9,761)	$(54,851)	$5,635	$(2,969)	$14,638	$42,298
Adjusted for:
Provision (benefit) for income taxes	(2,095)	4,526	4,962	31,304	(3,741)	(2,894)	6,810	2,280	2,986	4,874	49,012
Interest expense, net	106,414	(14)	(21)	3	(70)	(52)	52	—	371	—	106,683
Intercompany interest	(157,585)	13,366	20,125	56,013	17,916	10,552	9,255	10,771	7,121	12,466	—
Depreciation and amortization	677	22,734	21,594	10,334	21,318	18,974	8,042	21,553	9,265	18,473	152,964
EBITDA	(88,223)	61,246	67,451	192,044	24,848	16,819	(30,692)	40,239	16,774	50,451	350,957
Other (income) expense	462	40	511	219	181	3	24,557	2,746	(9)	(590)	28,120
Non-controlling shareholder compensation	—	2,129	5,683	2,437	2,382	1,674	403	988	18	631	16,345
Impairment expense	—	—	—	—	—		8,182	—	—	—	8,182
Acquisition expenses	—	—	—	—	—	3,479	—	1,872	—	—	5,351
Integration services fee	—	—	—	—	—	2,625	—	—	—	—	2,625
Other	—	—	—	—	—	90	1,500	696	10,426	476	13,188
Adjusted EBITDA	$(87,761)	$63,415	$73,645	$194,700	$27,411	$24,690	$3,950	$46,541	$27,209	$50,968	$424,768

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Year ended December 31, 2023
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(60,454)	$21,690	$16,496	$52,315	$(69,883)	$(40,045)	$16,504	$10,434	$8,115	$(44,828)
Adjusted for:
Provision (benefit) for income taxes	301	4,994	2,863	14,589	(5,673)	(5,616)	5,890	4,185	1,106	22,639
Interest expense, net	104,855	(8)	(18)	4	(11)	352	—	5	—	105,179
Intercompany interest	(126,240)	20,244	7,580	32,837	18,123	13,510	10,486	6,806	16,654	—
Depreciation and amortization	1,498	26,009	22,932	9,229	21,478	13,282	16,741	8,441	19,959	139,569
EBITDA	(80,040)	72,929	49,853	108,974	(35,966)	(18,517)	49,621	29,871	45,834	222,559
Other (income) expense	(128)	(515)	98	(80)	62	(1,210)	1,440	(5)	(1,441)	(1,779)
Non-controlling shareholder compensation	—	1,191	3,019	1,474	980	914	986	27	860	9,451
Impairment expense	—	—	—	—	57,810	31,590	—	—	—	89,400
Integration services fee	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	3,072	—	—	—	—	—	1,434	4,506
Adjusted EBITDA	$(80,168)	$73,605	$56,042	$110,368	$25,261	$12,777	$52,047	$29,893	$46,687	$326,512

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$11,004	$21,320	$63,415	$73,605
BOA	17,152	14,022	73,645	56,042
Lugano	65,841	37,662	194,700	110,368
PrimaLoft	3,077	1,745	27,411	25,261
The Honey Pot Co. (1)	5,962	—	24,690	—
Velocity Outdoor	1,420	3,144	3,950	12,777
Total Branded Consumer	$104,456	$77,893	$387,811	$278,053

Industrial
Altor Solutions	$15,948	$13,968	$46,541	$52,047
Arnold Magnetics	4,687	8,351	27,209	29,893
Sterno	15,784	12,299	50,968	46,687
Total Industrial	$36,419	$34,618	$124,718	$128,627
Corporate expense	(22,695)	(20,875)	(87,761)	(80,168)
Total Adjusted EBITDA	$118,180	$91,636	$424,768	$326,512

(1)
The above results for The Honey Pot Co. do not include management's estimate of Adjusted EBITDA, before the Company's ownership of $3.9 million for the year ended December 31, 2024, and $7.8 million and $28.7 million, respectively, for the three months and year ended December 31, 2023. The Honey Pot Co. was acquired on January 31, 2024.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Net Sales	$620,255	$544,915	$2,198,233	$1,965,017
Acquisitions (1)	—	24,905	10,671	107,311
Pro Forma Net Sales	$620,255	$569,820	$2,208,904	$2,072,328
(1) Acquisitions reflects the net sales for The Honey Pot Co. on a proforma basis as if we had acquired this business on January 1, 2023.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$144,768	$147,394	$532,161	$533,089
BOA	48,141	42,435	190,811	155,825
Lugano	149,685	104,750	470,666	308,321
PrimaLoft	12,708	9,434	74,226	67,053
The Honey Pot (1)	28,697	24,905	115,260	107,311
Velocity Outdoor	19,008	45,842	96,427	172,190
Total Branded Consumer	$403,007	$374,760	$1,479,551	$1,343,789

Industrial
Altor Solutions	81,322	56,417	239,068	238,030
Arnold Magnetics	41,292	44,632	171,837	166,679
Sterno	94,634	94,011	318,448	323,830
Total Industrial	$217,248	$195,060	$729,353	$728,539

Total Subsidiary Net Sales	$620,255	$569,820	$2,208,904	$2,072,328
(1) Net sales for The Honey Pot are pro forma as if we had acquired this business on January 1, 2023.

Compass Diversified Holdings
Condensed Consolidated Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Net cash provided by (used in) operating activities	$9,974	$21,128	$(67,636)	$78,080
Net cash provided by (used in) investing activities	(70,199)	466,213	(422,450)	570,503
Net cash provided by (used in) financing activities	49,732	(102,236)	100,614	(260,163)
Foreign currency impact on cash	(1,727)	636	(1,278)	786
Net increase (decrease) in cash and cash equivalents	(12,220)	385,741	(390,750)	389,206
Cash and cash equivalents - beginning of the period(1)	71,947	64,736	450,477	61,271
Cash and cash equivalents - end of the period	$59,727	$450,477	$59,727	$450,477

(1) Includes cash from discontinued operations of $3.8 million at January 1, 2024 and $8.5 million at January 1, 2023.

Compass Diversified Holding
Selected Financial Data - Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Changes in operating assets and liabilities	$(37,286)	$(24,390)	$(292,884)	$(160,281)
Purchases of property and equipment	$(22,858)	$(17,239)	$(56,701)	$(55,016)
Distributions paid - common shares	$(18,913)	$(17,955)	$(75,490)	$(71,967)
Distributions paid - preferred shares	$(6,967)	$(6,045)	$(25,458)	$(24,181)